UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported)  August 5, 1998



                            THE QUAKER OATS COMPANY
            (Exact name of registrant as specified in its charter)

          New Jersey          1-12                36-1655315
          (State or other     (Commission         (IRS Employer
          jurisdiction of     File Number)        Identification No.)
          incorporation)


          Quaker Tower P.O. Box 049001 Chicago, Illinois 60604-9001
                   (Address of principal executive offices)


                                 312-222-7111
             (Registrant's telephone number, including area code)



Item 5 - Other Events

On August 5, 1998, The Quaker Oats Company, a New Jersey corporation and the Registrant herein, signed a definitive agreement to sell its subsidiary,
Continental Coffee Products Company, to Sara Lee Corporation, a Maryland corporation. The transaction is subject to certain conditions, including the receipt of regulatory approval. Additional information regarding the transaction is provided in the attached News Release dated August 10, 1998, made a part hereof as Exhibit 1.




                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            THE QUAKER OATS COMPANY
                                 (Registrant)





Date:  August 14, 1998        /s/ Richard M. Gunst
                                  Richard M. Gunst
                                  Vice President and
                                  Corporate Controller





                            EXHIBIT INDEX





     Exhibit                   Exhibit                  Paper (P) or
      Number                 Description               Electronic (E)

       (1)         Sara Lee Corporation to Acquire          (E)
                   Continental Coffee



                                  EXHIBIT (1)


10:42am EDT 10-Aug-98 Corporate Release (S. Leigh Ferst 312-558-8464) SLE
Sara Lee Corporation to Acquire Continental Coffee From The Quaker Oats Company

Sara Lee Corporation to Acquire Continental Coffee From The Quaker Oats Company

  CHICAGO, Aug. 10 -- Sara Lee Corporation (NYSE: SLE) today announced that it has signed a definitive agreement to acquire the Continental Coffee Products Company from The Quaker Oats Company (NYSE: OAT). With annual revenues of $149 million, Continental Coffee markets regular and gourmet coffee, tea, cappuccino and cocoa to foodservice, convenience store and warehouse club customers throughout the United States. Following receipt of all necessary approvals, the transaction is expected to close by the middle of September 1998. Terms of the transaction were not disclosed.
  Continental Coffee employs approximately 280 people, primarily at its coffee roasting facility in Houston, Texas. The company also operates coffee equipment service centers in Pittsburgh and Miami. Continental Coffee's products are marketed under the Continental, Cafe Continental, World's Best, Snowman, Maryland Club, Churchill, Butternut and Gold Coast brand names. The 83-year-old company has been owned by Quaker Oats since 1988.
  Upon closing the transaction, Continental Coffee will be managed by Superior Coffee, a leading foodservice coffee supplier serving independent restaurants and regional and national chains, hotels, hospitals and universities. Superior Coffee is part of Sara Lee/DE, the Netherlands-based subsidiary of Sara Lee Corporation responsible for its Coffee and Tea, and Household and BodyCare lines of business.
  Superior Coffee markets roast and ground coffee, liquid coffee concentrate, instant cappuccino and tea to the foodservice industry, as well as gourmet and flavored coffees to retail bean shops and cafes. With annual sales of more than $500 million, Superior Coffee employs more than 1,300 people at locations across the country. Its products are marketed under the Superior, Douwe Egberts, Metropolitan, Java Coast, McGarvey and Paradise Tropical Tea brand names.
  "The acquisition of Continental Coffee expands Sara Lee's strong national presence in the foodservice coffee business," said C. Steven McMillan, president and chief operating officer of Sara Lee Corporation. "The acquisition will expand our portfolio of foodservice coffee brands, increase our production capabilities, and strengthen our ability to serve customers nationwide, while minimizing planned capital expenditures."
  Quaker Oats' Chairman, President and Chief Executive Officer Robert S. Morrison said, "The Continental Coffee business has been in our portfolio since 1988, but is not a part of our strategic growth plans for the future. This divestiture will allow us to further concentrate on building the consumer brands in our foods and Gatorade businesses."
  According to Frank L. Meysman, executive vice president of Sara Lee Corporation and chairman of the Board of Management of Sara Lee/DE, "The U.S. market has become increasingly important to our global Coffee and Tea division. The acquisition of Continental Coffee creates an excellent opportunity to accelerate the growth of our foodservice coffee business in the United States."
  The Quaker Oats Company, headquartered in Chicago, is an international marketer and manufacturer of grain-based foods and Gatorade thirst quencher. Its major food brands include Cap 'n Crunch and Life cereals, Aunt Jemima mixes and syrups, and Rice-A-Roni and Near East side dishes.
  Sara Lee Corporation is a global consumer packaged goods company with more than $20 billion in annual revenues. Its leading brands include Sara Lee, Douwe Egberts, Hillshire Farm, Hanes, Coach, and Playtex.

SOURCE  Sara Lee Corporation
    -0-                             08/10/98
    /CONTACT: Media, Jeffrey Smith, 312-558-8727, or Analysts, S. Leigh Ferst, 312-558-8464, both of Sara Lee Corporation; or Media, Karen Savinski, 312-222-7397, or Analysts, Margaret M. Eichman, 312-222-7818, both of The Quaker Oats Company/


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                                   END OF NOTE